Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Peregrine Pharmaceuticals, Ronin Trading and SW Investment Management

Announce Settlement Agreement

-- Peregrine Board Reconstituted with Four New Independent Directors --

TUSTIN, Calif. and CHICAGO, Ill., November 28, 2017 – Peregrine Pharmaceuticals, Inc. (NASDAQ:PPHM) (NASDAQ:PPHMP) (“Peregrine”) and Ronin Trading, LLC and SW Investment Management LLC (together, "Ronin/SWIM"), collectively Peregrine’s largest stockholder, today announced that they have entered into a settlement agreement (the “Agreement”) regarding the composition of Peregrine’s board of directors and certain matters related to the upcoming 2017 Annual Meeting of Stockholders scheduled for January 18, 2018.

Under the terms of the Agreement, on November 27, 2017, directors Steven W. King, Carlton M. Johnson, Jr., Eric S. Swartz and David H. Pohl each tendered his resignation, effective immediately, from Peregrine’s board of directors, and from the board of directors of its wholly-owned subsidiary, Avid Bioservices, Inc. The vacancies created by these resignations were immediately filled by three individuals who were nominated by Ronin/SWIM for election at Peregrine’s upcoming 2017 Annual Meeting of Stockholders (Richard B. Hancock, Gregory P. Sargen and Joel McComb), and one director (Joseph Carleone, Ph.D.) who is independent of Ronin/SWIM and new to Peregrine. Roger J. Lias, Ph.D., Mark R. Bamforth and Patrick D. Walsh, the remaining members of Peregrine’s and Avid’s original boards, will continue to serve in their respective roles with the company.

“We are pleased to have reached an agreement with Ronin/SWIM and believe that the addition of Messrs. Carleone, Hancock, McComb and Sargen, each with significant experience in the biomanufacturing industry, will add great value as we work to establish Avid as a leading contract development and manufacturing organization,” stated Roger J. Lias, Ph.D., President of Avid Bioservices.

Stephen White of Ronin/SWIM said, “We are pleased that we were able to reach a constructive agreement with Peregrine to reconstitute the board with new independent directors. Rick, Greg, Joel and Joe bring important experience, expertise and perspectives to Peregrine, and we are confident that they, together with Roger, Mark and Pat, will be able to successfully lead the company forward and deliver value for stockholders.”

As part of the Agreement, Ronin/SWIM, which collectively beneficially owns 9.6% of Peregrine’s outstanding shares of common stock, withdrew its nomination of six candidates for election to Peregrine’s board of directors at the upcoming 2017 Annual Meeting of Stockholders and has agreed to certain standstill restrictions until the date that is thirty calendar days after the 2018 Annual Meeting of Stockholders. Peregrine has also agreed to re-nominate a number of Ronin/SWIM’s appointees at the 2018 Annual Meeting of Stockholders.

The complete Agreement will be included as an exhibit to the company’s current report on Form 8-K, which will be filed with the Securities and Exchange Commission.

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New Directors

•	Joseph Carleone, Ph.D. (independent appointee): Dr. Carleone is Chairman of the Board of AMPAC Fine Chemicals LLC, a leading manufacturer of pharmaceutical active ingredients. Prior to this position, Dr. Carleone was President, Chief Executive Officer and director of American Pacific Corporation, a leading custom manufacturer of fine and specialty chemicals and propulsion products. Dr. Carleone has also served or currently serves as an officer and/or a director of several directly or indirectly wholly-owned subsidiaries of American Pacific Corporation. Dr. Carleone received his bachelor’s degree in Mechanical Engineering from Drexel University, Philadelphia, Pennsylvania, in 1968; his master’s degree in Applied Mechanics from Drexel University in 1970; and his doctorate degree in Applied Mechanics from Drexel University in 1972.

•	Richard B. Hancock (Ronin/SWIM appointee): Richard (Rick) B. Hancock has worked in the biologic CDMO industry for over 30 years in various operational and executive roles, serving most recently as President and CEO of Althea Technologies, Inc., a large molecule CDMO producing a wide range of biologics, vaccines and parenteral products. In addition to Althea, Mr. Hancock has held senior management positions at The Immune Response Corporation, and Hybritech Inc. (now part of Eli Lilly & Company), and he is currently the Chairman of the Board and Executive Director of Argonaut Manufacturing Services, Inc., a CDMO focused on the biotechnology and life sciences industries. Mr. Hancock received a BA in Microbiology from Miami University.

•	Joel McComb (Ronin/SWIM appointee): Joel McComb is the CEO, Chairman and Co-Founder of BioSpyder Technologies, Inc. Prior to BioSpyder, Mr. McComb served as Senior Vice President and General Manager of Illumina, Inc., President of GE Healthcare’s Life Sciences and Discovery Systems division, and President of GE Healthcare’s Interventional Medicine division. Prior to GE Healthcare, Mr. McComb was the President, CEO and a director of Innovadyne Technologies, Inc., and held various positions at Beckman Coulter, Inc., and Charles River Laboratories (at the time a division of Bausch & Lomb Inc.) where he was a National Business Manager for the company’s monoclonal antibody CDMO division. Mr. McComb earned a Bachelor of Science degree in Genetics from the University of California, Davis and an MBA from Golden Gate University.

•	Gregory P. Sargen (Ronin/SWIM appointee): Gregory P. Sargen currently serves as Executive Vice President – Corporate Development and Strategy of Cambrex Corporation (NYSE:CBM) (“Cambrex”), a global manufacturer and provider of services to life sciences companies. Prior to his current role, Mr. Sargen served as Executive Vice President and Chief Financial Officer of Cambrex. Prior to Cambrex, Mr. Sargen served as Vice President of Finance – Chemicals Manufacturing Division of Fisher Scientific International Inc. (n/k/a Thermo Fisher Scientific Inc.) (NYSE:TMO), and held positions with Merck & Co., Inc. (NYSE:MRK), Heat and Control, Inc. and Deloitte & Touche LLP. Mr. Sargen is a Certified Public Accountant (non-practicing) and holds an MBA in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Pennsylvania State University.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a company transitioning from an R&D focused business to a pure play contract development and manufacturing organization (CDMO). Peregrine's in-house CDMO services, including cGMP manufacturing and development capabilities, are provided through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com).

Peregrine is pursuing licensing or selling its proprietary R&D assets, including its lead immunotherapy candidate, bavituximab, which is currently being evaluated in clinical trials in combination with immune stimulating therapies for the treatment of various cancers.  For more information, please visit www.peregrineinc.com.

About Avid Bioservices, Inc.

Avid Bioservices, a wholly owned subsidiary of Peregrine Pharmaceuticals, provides a comprehensive range of process development, high quality cGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With over 20 years of experience producing monoclonal antibodies and recombinant proteins in batch, fed-batch and perfusion modes, Avid's services include cGMP clinical and commercial product manufacturing, purification, bulk packaging, stability testing and regulatory strategy, submission and support. The company also provides a variety of process development activities, including cell line development and optimization, cell culture and feed optimization, analytical methods development and product characterization. For more information about Avid, please visit www.avidbio.com.

About Ronin Trading, LLC

Ronin Trading, LLC and its affiliate Ronin Capital, LLC are global, multi-strategy proprietary trading firms.

About SW Investment Management LLC

SW Investment Management LLC is an investment adviser based in Chicago.

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